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                                                                    Exhibit 11.1

                                  STATEMENT RE:
                       COMPUTATIONS OF NET LOSS PER SHARE

                                                                2000            1999
                                                            ------------    ------------
Numerator:
           Numerator for basic and diluted loss per share

           Net loss before extraordinary expense            $(10,193,130)   $ (3,688,009)

           Extraordinary expense                                      --        (496,069)
                                                            ------------    ------------

           Net loss                                         $(10,193,130)   $ (4,184,078)
                                                            ============    ============

Denominator:
           Denominator for basic loss per share -
                 weighted average shares                      79,249,917      53,216,891

Effect of dilutive securities:
           Stock options and warrants                                 --              --
                                                            ------------    ------------

           Dilutive potential common shares                           --              --
                                                            ------------    ------------

           Denominator for diluted earnings per share -
                 adjusted weighted average shares and
                 assumed conversions                          79,249,917      53,216,891
                                                            ============    ============

           Basic loss per share                             $      (0.13)   $      (0.08)
                                                            ============    ============
           Diluted loss per share                           $      (0.13)   $      (0.08)
                                                            ============    ============

         The Company incurred a net loss for the years ended December 31, 2000 and 1999, there were no adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.